                                                                    EXHIBIT 10.6


                               LANDAIR CORPORATION

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                          EMPLOYEE STOCK PURCHASE PLAN

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    1. PURPOSE OF THE PLAN. The purpose of this Landair Corporation Employee Stock Purchase Plan is to encourage stock ownership by eligible employees of Landair Corporation and each of its participating subsidiaries, thereby increasing eligible employees' personal interest in Landair Corporation's continued success and progress. The Plan is intended to facilitate regular investment in the common stock of Landair Corporation by furnishing a convenient means for eligible employees to make stock purchases through payroll deduction. The Plan is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended.

    2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings indicated herein.

         (a) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         (b) "Committee" shall mean the Compensation Committee of the Board of Directors of Landair Corporation or such other persons as the Board of Directors of Landair Corporation appoints as the Committee from time to time pursuant to the requirements of the Plan. The Committee shall be composed of at least two members of the Board of Directors of Landair Corporation, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         (c) "Common Stock" shall mean Landair Corporation common stock, par value $.01 per share.

         (d) "Company" shall mean Landair Corporation and each Subsidiary Employer. The term "Company" shall include any corporation into which Landair Corporation may be merged or consolidated, provided such corporation does not affirmatively disavow the Plan.

         (e) "Compensation" shall mean the amount of a Participant's base salary, before giving effect to any compensation reductions made in connection with any plans described in Section 401(k) or 125 of the Code.

         (f) "Custodian" shall mean any custodian appointed by the Committee pursuant to Section 7 herein to hold the shares of Common Stock purchased under the Plan and to maintain the Investment Accounts.

         (g) "Distribution Date" shall mean the date whereby those holders of record of common stock, par value $.01 per share, of Landair Services, Inc. receive a pro rata distribution of all outstanding shares of the Common Stock of the Company.

         (h) "Eligible Employee" shall mean an employee of the Company who is eligible to participate in the Plan in any Option Period under the rules set forth in Section 5 herein.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

         (j) "Exercise Date" shall mean the last trading day of each Option Period.

         (k) "Exercise Price" shall mean, for each share of Common Stock purchased on an Exercise Date hereunder, the lesser of (i) 85% of the Fair Market Value of such share on such Exercise Date, or (ii) 85% of the Fair Market Value of such share on the Grant Date for the applicable Option Period.

         (l) "Fair Market Value" of a share of Common Stock with respect to any trading day shall be (i) the closing sales price on such day of a share of Common Stock as reported on the consolidated tape for the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the last sale price as reported on The Nasdaq National Market or (iii) if no sales occurred on such day, the average of the closing bid and ask prices on such day, as reported on the National Association of Securities Dealers Automated Quotation System or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

         (m) "Grant Date" shall mean the first trading day of each Option
Period.

         (n) "Investment Account" shall mean a separate account maintained by the Company or the Custodian for each Participant which reflects the number of shares of Common Stock purchased under the Plan by such Participant and held for such Participant.

         (o) "Option Period" shall mean each successive period of six months (i) commencing on January 1 and ending on June 30 and (ii) commencing on July 1 and ending on December 31; provided, however, that the first Option Period shall commence on the first trading day after the Distribution Date and end on the following June 30 or December 31 after the Distribution Date, whichever is earlier.

         (p) "Participant" shall mean, with respect to any Option Period, each Eligible Employee who has elected to have amounts deducted from his compensation pursuant to Section 6(a)(i) herein for such Option Period.

         (q) "Plan" shall mean the Landair Corporation Employee Stock Purchase Plan.

         (r) "Statutory Insider" shall mean any individual subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, and any other person so designated by resolution of the Board of Directors of the Company.

         (s) "Subsidiary Employer" means a subsidiary (within the meaning of Section 424(f) of the Code) of Landair Corporation other than a subsidiary whose employees have not been permitted by the Board of Directors of the Company to participate in the Plan, or which has terminated its participation in or withdrawn from, the Plan.

    3. COMMON STOCK RESERVED FOR THE PLAN. There shall be reserved for issuance under the Plan a total of 300,000 shares of Common Stock, subject to adjustment as provided in Section 12 herein. Shares of Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares (whether acquired in the open market or otherwise) or both.

    4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall have the authority, consistent with the Plan, to determine the eligibility of an employee to participate in the Plan, to construe, interpret and enforce the terms of the Plan in good faith, to adopt, amend and rescind rules and regulations for the administration of the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions shall be binding for all purposes under the Plan. The Plan shall be administered at the expense of the Company.

    No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee, and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost, expense (including reasonable attorneys' fees) or liability arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

    5. ELIGIBILITY.

         (a) Each employee of the Company shall be eligible to participate in the Plan during each Option Period, other than:

             (i) an employee whose date of commencement of employment with the Company is less than one year prior to the Grant Date for such Option Period;

            (ii) an employee whose customary employment is less than 20 hours per week;

            (iii) an employee whose customary employment is for not more than 5 months per calendar year;

            (iv) an employee who, on the Exercise Date for such Option Period, owns (within the meaning of Section 424(d) of the Code) securities possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or its subsidiaries, including Common Stock which such employee would be entitled to purchase on such Exercise Date but for this Section 5(a)(iv); and

            (v) An employee who is not a citizen of the United States and who is not permitted to participate in the Plan under applicable foreign law.

         (b) Notwithstanding any provision in the Plan to the contrary, if any employee who elects pursuant to Section 6 herein to authorize the Company to deduct any amounts from his Compensation for any Option Period becomes an employee described in clause (iv) of Section 5(a) herein prior to the Exercise Date for such amounts, then the Company shall not apply such amounts to purchase any Common Stock under the Plan pursuant to such election and such amounts shall be returned to such employee as soon as practicable following such Exercise Date, with no interest credited thereto.

         (c) Notwithstanding any provision in the Plan to the contrary, if any employee who elects pursuant to Section 6 herein to authorize the Company to deduct any amounts from his Compensation for any Option Period terminates his employment with the Company for any reason (except for termination by the Company or termination by reason of death, retirement or disability) prior to the Exercise Date for such amounts, then (i) no amounts shall be deducted from such employee's Compensation after the date of such termination of employment,
(ii) the Company shall not apply any amounts deducted during such Option Period to purchase Common Stock under the Plan, and any such amounts shall be returned to such employee as soon as practicable following the Exercise Date for such amounts, with no interest credited thereto, and (iii) such employee shall not be eligible to participate in the Plan for any Option Period commencing after the date of such termination of employment.

         (d) If a participant should die while employed by the Company no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant's Investment Account by notifying the Company in writing prior to the Exercise Date in the Option Period during which the Participant died. In the event no election to withdraw is made on or before the Exercise Date, the balance accumulated in the deceased Participant's Investment Account shall be used to purchase shares of Common Stock in accordance with
Section 7. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

         (e) If a Participant should retire from the employment of the Company at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The

Participant may elect to withdraw the balance in his Investment Account by notifying the Company in writing prior to the Exercise Date in the Option Period during which the Participant retired. In the event no election to withdraw is made on or before the Exercise Date, the balance accumulated in the retired Participant's Investment Account shall be used to purchase shares of Common Stock in accordance with Section 7, and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

         (f) If a Participant should terminate employment with the Company on account of disability (as determined by reference to the definition of "disability" in any then current stock option plan of the Company under which incentive stock options may be granted or in the absence of such a definition, as reasonably determined by the Committee) no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Investment Account by notifying the Company in writing prior to the Exercise Date in the Option Period during which the Participant became disabled. In the event no election to withdraw is made on or before the Exercise Date, the balance accumulated in the disabled Participant's Investment Account shall be used to purchase shares of Stock in accordance with Section 7, and any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

         (g) If the stock of a corporation is acquired by the Company or a Subsidiary Employer so that the acquired corporation becomes a subsidiary within the meaning of Section 424(f) of the Code, or if such a subsidiary is created, the subsidiary in either case shall automatically become a Subsidiary Employer and its employees shall become eligible to participate in the Plan on the first Entry Date after the acquisition or creation of the subsidiary, as the case may be. In the case of an acquisition, credit shall be given to employees of the acquired subsidiary for service with such corporation prior to the acquisition for purposes of Section 5(a)(i) hereof. Notwithstanding the foregoing, the Board of Directors of the Company may by appropriate resolutions (i) provide that the acquired or newly created subsidiary shall not be a Subsidiary Employer, (ii) specify that the acquired or newly created subsidiary will become a Subsidiary Employer on a date other than the first Entry Date after the acquisition or creation, or (iii) attache any conditions whatsoever (including denial of credit for prior service) to eligibility of the employees of the acquired or newly created subsidiary.

    6. PARTICIPATION.

        (a) Regular Payroll Contributions:

            (i) Each Eligible Employee shall be furnished a summary of the Plan and an enrollment form and may elect to participate in the Plan for each Option Period, effective on the Grant Date for such Option Period, by completing the enrollment form provided by the Company and returning it to the Company on or prior to the 15th day of the month preceding the month in which such Option Period commences. For each Option Period during which an Eligible Employee elects to participate in the Plan, such Eligible Employee shall authorize the Company to deduct through a payroll deduction an exact number of dollars per month, but not less than $20.00 per month; provided, however, that the total amount for such Option Period shall not exceed 10% of such Eligible Employee's compensation for such Option Period. Deductions shall be made in each regular payroll period during such Option Period.

            (ii) Subject to Section 6(a)(iii) and (b) herein, after the last date for making a participation election described in Section 6(a)(i) herein for any Option Period a Participant shall not be entitled to increase or reduce the amount of Compensation deducted from his Compensation for such Option Period. A Participant may elect to reduce or increase the amount of his Compensation deducted pursuant to the Plan effective for an Option Period by filing a new enrollment form not later than last date for making a participation election described in Section 6(a)(i) for such Option Period.

            (iii) A Participant may elect to reduce the amount of his Compensation deducted pursuant to the Plan to zero, effective for any payroll period beginning after the last date for making a participation election described in Section 6(a)(i) herein for any Option Period, by the filing a suspension form in the form provided by the Company. A Participant making a termination election under this Section 6(a)(iii) shall be deemed to have terminated his participation in the Plan and may not commence participation in the Plan again until the Grant Date of the Option Period immediately following the Option Period in which such termination occurs (or, in the case of a Participant who is a Statutory Insider, the Grant Date that is at least six months after the date that is the later of the date of his discontinuance of contributions or (if applicable) the date of his withdrawal of the balance of his contributions) by filing a new enrollment form pursuant to the requirements of Section 6(a)(i) herein.

         (b) Lump Sum Contributions:

         Subject to the limitation on the amount of contributions described in
Section 6(a)(i) and Section 8, a Participant who has not discontinued or withdrawn his participation pursuant to Section 6(a)(ii) or 6(a)(iii) may make no more than two lump sum contributions during each Option Period. These lump sum contributions shall be paid by check by the Participant at any time before the Exercise Date and shall be credited to the Participant's Investment Account. An Eligible Employee who has not elected to participate pursuant to Section 6(a)(i) with respect to a Option Period or who has discontinued or withdrawn participation for such Option Period pursuant to Section 6(a)(ii) or 6(a)(iii) may not make any lump sum contribution for such Option Period nor, in the case of an employee who is a Statutory Insider, may such employee make a lump sum contribution with respect to any Option Period in which such employee is barred from participation pursuant to Section 6(a)(iii).

         (c) A Participant shall automatically continue to participate in the Plan at the same amount of deductions (without regard to any election under Section 6(b)(i) herein) until the Participant makes an election described in
Section 6(a)(ii) or (iii) herein.

         (d) No interest will be paid on any amounts of Compensation deducted under the Plan; provided, however, the Company, in its sole discretion may set such amounts aside in a separate account with the Custodian which shall bear interest at a rate specified from time to time by the Company.

         (e) Any election permitted by this Section 6 shall be made in writing in the form determined by the Committee from time to time. The time by which an election must be made as provided herein shall be subject to change by the Committee.

         (f) All Participants shall have the same rights and privileges under this Plan, except as stated above with respect to the maximum percentage of Compensation which a Participant may contribute to the Plan.

    7. ISSUANCE OF OPTIONS; PURCHASES. On the Grant Date of each Option Period, each Participant shall be deemed to receive an option to purchase shares of Common Stock at the Exercise Price for such Option Period with the number of shares determined as provided in this Section 7, subject to the maximum number of shares specified in Section 8. All such options shall be automatically exercised on the following Exercise Date, except for options which are cancelled when a Participant withdraws the balance of his Investment Account or which are otherwise terminated under the provisions of this Plan. All amounts deducted pursuant to Section 6 hereof from a Participant's Compensation during an Option Period, together with any interest credited thereon pursuant to Section 6(d) hereof and any cash dividends which may have been declared and paid by the Company on shares of Common Stock held in a Participant's Investment Account, shall be applied by the Committee on the Exercise Date for such Option Period to purchase from the Company the maximum number of whole shares of Common Stock determined by dividing the Exercise Price into the balance of the Participant's Investment Account. Any money remaining in a Participant's Investment Account representing a fractional share shall remain in his Investment Account to be used in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash. The Committee may elect to appoint the Custodian for the Plan to hold all shares purchased under the Plan and to maintain a separate Investment Account for each Participant, to which purchases for such Participant and dividends on the Common Stock purchased shall be credited. Each Participant shall receive a statement as soon as practicable after the termination of each Option Period reflecting purchases for his account under the Plan through the date of such termination.

    8. LIMITATION AN THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE PURCHASED. Notwithstanding any provision to the contrary in the Plan, no right to purchase Common Stock under the Plan shall permit an employee to purchase stock, together with any stock which such employee has a right to purchase under all other "employee stock purchase plans" (within the meaning of Section 423 of the Code) maintained by the Company and its subsidiaries (within the meaning of
Section 424(d) of the Code), at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the Grant Date for the Option Period during which each such share of Common Stock is purchased) for each calendar year in which the right is outstanding at any time. The maximum number of shares of Common Stock which may be purchased on any Exercise Date by any Participant hereunder shall be ONE THOUSAND THREE HUNDRED (1,300) shares.

    9. RESTRICTION ON SALES OF SHARES OF COMMON STOCK. Unless otherwise determined by the Committee, no Participant (or former Participant) shall sell or otherwise dispose of any shares of Common Stock acquired under this Plan (except to members of his immediate family, who will be subject to the same restrictions as the Participant or former Participant) prior to one year after the Exercise Date. No Statutory Insider shall transfer shares of Common Stock acquired under this Plan to members of his immediate family prior to six months after the Exercise Date. If a Participant sells or otherwise disposes of any shares of Common Stock acquired under this Plan (i) prior to two (2) years after the Grant Date of the option under which such shares were acquired, or (ii) prior to one (1) year after the Exercise Date on which such shares were acquired, such Participant (or former Participant) must notify the Company immediately in writing concerning such disposition.

    10. RIGHTS AS A SHAREHOLDER.

         (a) From and after the Exercise Date on which shares of Common Stock are purchased by a Participant under the Plan, such Participant shall have all of the rights and privileges of a shareholder of the Company with respect to such shares. A Participant shall be entitled to direct the Company, or if a Custodian has been appointed, the Custodian, to transfer to him a certificate representing all or any portion of the shares of Common Stock purchased by him hereunder. Once a share certificate has been issued to a Participant, the shares of Common Stock represented by such certificate shall no longer be treated as being held in the Participant's Investment Account.

         (b) Prior to the Exercise Date on which shares of Common Stock are purchased by a Participant, such Participant shall not have any rights as a shareholder of the Company with respect to such shares. Each Participant shall be a general unsecured creditor of the Company to the extent of any amounts deducted under the Plan from such Participant's Compensation during the period prior to the Exercise Date on which such amounts are applied to the purchase of Common Stock or the return of such amounts to the Participant.

         (c) Participants (other than Statutory Insiders) may direct the Custodian to cause any certificates representing all or any portion of the shares of Common Stock purchased by him hereunder to be issued jointly with the right of survivorship to the Participant and any other individual chosen by the Participant or to the Participant as custodian for the Participant's child under the Gift to Minors Act.

         (d) Notwithstanding any other provision in the Plan to the contrary, no shares of Common Stock may be issued if the Company shall determine that such issuance would violate federal or state securities laws.


    11. RIGHTS NOT TRANSFERABLE. No Participant may transfer, assign, pledge, hypothecate or otherwise dispose of any rights granted under this Plan, except as provided by will or the applicable laws of descent and distribution, and no rights under this Plan shall be subject to execution, attachment or similar process by a Participant's creditors. Any such attempted disposition of rights under the Plan, or levy of attachment or similar process upon such rights not specifically permitted herein shall be null and void and without effect. Rights under this Plan may be exercised only by the Participant during his lifetime, or by his estate or by the person acquiring such rights upon the Participant's death by bequest or inheritance.

    12. ADJUSTMENT FOR CHANGES IN COMMON STOCK. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock which may be purchased under the Plan, and the maximum number of shares that may be purchased by any Participant on any Exercise Date pursuant to the last sentence of Section 8 hereof, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock which may be purchased under the Plan as the Committee may deem appropriate.

    13. AMENDMENT OF THE PLAN. The Board of Directors of the Company may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority or all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, no amendment shall be made to (a) increase the total number of shares of Common Stock which may be purchased under the Plan (except as provided in Section 12 herein), (b) extend the duration of the Plan,
(c) reduce the purchase price of Common Stock hereunder (except as provided in Section 12 herein), (d) materially increase the benefits accruing to Statutory Insiders under the Plan or (e) change the requirements as to eligibility for participation in the Plan. No action by the Board of Directors under this Section may adversely affect any rights granted hereunder without the consent of the holder thereof.

    14. GOVERNMENT AND OTHER REGULATIONS.

         (a) The Plan and the purchase of Common Stock hereunder shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any regulatory or government agency as may, in the, opinion of counsel for the Company, be required.

         (b) The Plan and the purchase of Common Stock hereunder shall be subject to all rules and regulations promulgated by the Committee regarding purchases and sales of Common Stock.

    15. EFFECTIVE DATES OF THE PLAN.

         (a) Subject to shareholder approval, the Plan shall become effective on the Distribution Date in accordance with applicable law, the requirements of
Section 423 of the Code and the requirements of Rule 16b-3 promulgated under
Section 16(b) of the Exchange Act.

         (b) The Plan and all rights hereunder shall terminate on the earlier to occur of:

                  (i) the date on which no Common Stock remains reserved for issuance under the Plan with respect to future deductions pursuant to the Plan;

                  (ii) the termination of the Plan by the Board of Directors of the Company; and

                  (iii) December 31, 2003.

         In the event that the Plan terminates under circumstances described in clause (i) above, reserved shares remaining as of the termination date shall be allocated to Participants on a pro rata basis based on the amounts deducted from their Compensation during the Option Period in which such termination occurs and prior to the termination date. In the event the Plan is terminated under circumstances described in clause (ii) above, the Committee may, at its discretion, provide that (i) amounts deducted pursuant to the Plan and not yet applied to purchase shares of Common Stock shall be returned to the Participants whose Compensation such amounts were deducted from, together with a cash payment equal to 15% of such amounts or (ii) a special Exercise Date shall occur prior to such termination on which date amounts deducted pursuant to the Plan and not yet applied to purchase shares of Common Stock will be applied to purchase shares of Common Stock. In the event that the Plan terminates under circumstances described in clause (iii) above, any rights to purchase reserved shares remaining as of the termination date after all purchases have been made shall expire on such date.

    17. INCORPORATION BY REFERENCE. The Company intends that the rights granted and Common Stock issued hereunder shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and the regulations thereunder. Any provisions required to be included in the Plan under said Code Section and Regulations are hereby included by reference as fully as though set forth in the Plan at length.

    18. MISCELLANEOUS.


         (a) Nothing in this Plan shall be construed to constitute a contract of employment between the Company and any employee or to be an inducement for the employment of any employee. Nothing contained in this Plan shall be deemed to give any employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

         (b) The rights and powers of the Company shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (c) For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

         (d) The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the regulations promulgated thereunder.

         (e) Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

         (f) If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.